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                                 April 30, 1999







Coram Healthcare Corporation
Bank One Building
1125 17th Street
Suite 2100
Denver, Colorado  80202


Ladies and Gentlemen:

                  We are furnishing this opinion of counsel to Coram Healthcare Corporation, a Delaware corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to 2,400,000 shares (the "Shares") of its Common Stock, $.001 par value per share, pursuant to Coram Healthcare Corporation's 1994 Stock Option/Stock Issuance Plan (the "Plan").

                  We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed.

                  Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid and nonassessable.


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Coram Healthcare Corporation
April 30, 1999
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                  We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

                  We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement.



                                     Very truly yours,



                                     /s/ Paul, Hastings, Janofsky & Walker LLP
                                     -----------------------------------------
                                     Paul, Hastings, Janofsky & Walker LLP